AGREEMENT OF SALE AND PURCHASE




                                 BY AND BETWEEN

                   BIG VALLEY ASSOCIATES LIMITED PARTNERSHIP,
                                    AS SELLER


                                       AND


                           RRC ACQUISITIONS TWO, INC.,
                                  AS PURCHASER




                             DATED AS OF MAY 1, 1998


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                                                         1
0144/14611-001  NYLIB1/811114            05/06/98  04:26 PM  (10540)
                         AGREEMENT OF SALE AND PURCHASE

                  This Agreement of Sale and Purchase (this "Agreement") is made and entered into as of this 1st day of May, 1998, by and between BIG VALLEY ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership ("Seller"), and RRC ACQUISITIONS TWO, INC., a Florida corporation ("Purchaser").

                              W I T N E S S E T H:
                  WHEREAS, Seller desires to sell, convey and assign fee simple title to that certain real property (the "Land") located in New Castle County, Delaware and more particularly described on Schedule A attached hereto together with all right, title and interest of Seller in and to (i) the buildings, structures, installations, fixtures and improvements (collectively, the "Improvements") located on the Land, (ii) any machinery, apparatus, appliances, equipment, furnishings, fittings and other tangible or intangible personal property (collectively, the "Personalty") now or hereafter attached or appurtenant to or forming a part of the Improvements or used in connection with the maintenance and operation of the Improvements (excluding all personal property belonging to any of the tenants of the Property (as hereinafter defined)), and (iii) the Related Rights (as hereinafter defined) (the Land, the Improvements, the Related Rights and the Personalty hereinafter sometimes collectively referred to as, the "Property").

                  WHEREAS, Purchaser desires to purchase the Property from Seller for the consideration and on the terms and conditions set forth herein, and Seller has accepted such offer.

                  WHEREAS, Seller and Purchaser desire to enter into this Agreement to evidence the agreements of Seller and Purchaser relative to the terms and conditions on which the Property will be sold and conveyed by Seller to Purchaser, or its Permitted Designee.

                  NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the receipt and adequacy of which are hereby acknowledged and intending to be legally bound, Seller and Purchaser hereby make and enter into this Agreement on the following terms and conditions:

                                    ARTICLE I
                                   Definitions
                  For the purposes of this Agreement, the following terms shall have the meanings set forth below:

"Actual Knowledge of Seller"1.  Actual Knowledge of Seller shall mean the actual knowledge of (i) the President of the general partner of the general partner of Seller, and (ii) the account executive for the Property at Odin Management
  Company, L.P. ("Odin"); in either case without imputing to Seller any knowledge of any other party, including without limitation, any other agents, managing agents or other representatives of Seller.

2 "Adjustment Date". Adjustment Date shall have the meaning set forth in Paragraph 7 of Article III of this Agreement.

  "Annual Rents". Annual Rents shall mean all Rents payable on an annual basis by tenants pursuant to the Leases.



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"Books and Records"  Books and Recordsshall mean all records, books of account and papers of Seller relating to the construction, ownership and operations of the Property, including without limitation, architect's drawings, blue prints and as-built plans, maintenance logs, copies of warranties and guaranties, licenses and permits, records and correspondence relating to insurance claims, financial statements, operating budgets, paper and electronic media copies of data and other information relating to the Property available from personal computers, structural, mechanical, geotechnical or other engineering studies, soil test reports, environmental reports, underground storage tank reports, ADA surveys or reports, OSHA asbestos surveys, lease summaries and originals and/or copies of the Leases and the Contracts and correspondence related thereto.

"Closing". Closing shall mean the consummation by Seller and Purchaser of the sale and purchase of the Property on the Date of Closing as contemplated by this Agreement.

"Contract". Contracts shall mean the service,  maintenance  and other contracts and concessions that are currently in effect and to which Seller is a party respecting the use, maintenance, development, sale or operation of the Property or any portion thereof (but excluding this Agreement and the Leases) which are listed on Schedule B together with any additions thereto, modifications thereof or substitutions therefor hereafter entered into in accordance with the provisions of this Agreement.

"Closing Date" or "Date of Closing". Closing Date or Date of Closing shall mean that date on which the Closing shall occur, asprovided in Paragraph 1 of Article
 III of this Agreement.

"Deposit". Deposit has the meaning given such term in Paragraph 2 of Article II below.

"Due Dilligence Period". Due Dilligence Period has the meaning given such term in Paragraph 1(b) of Article II below.

10.  "Effective Date of thi Agreement".

   Effective Date of this Agreement shall mean the date on which Seller and Purchaser execute this Agreement, or if Seller and Purchaser do not execute this Agreement on the same day, the later of the dates on which Seller and Purchaser execute this Agreement.

11."Environmental Reports".  Environmental Reports shall mean the Phase I and
   Phase II environmental reports delivered to Purchaser by Seller prior to the date hereof.

12 "Escrow Agent". Escrow Agent means Proskauer Rose LLP, as escrow agent pursuant to Article IV hereof.

13. "Estoppel Letter" shall having the meaning ascribed thereto in Paragraph 4(i) of Article III of this Agreement.

14. "Excluded Leasing Commissions". Excluded Leasing Commissions shall mean Leasing Commissions, if any, which may be due in connection with any extension or renewal of existing Leases or any new or expansion Leases which are entered into after the date hereof which are approved by Purchaser as provided herein.

15. "Existing Documents". Existing Documents shall mean, with respect to the Property, all of the Contracts and the Leases.

16. "Existing Indebtedness". Existing Indebtedness shall mean the indebtedness evidenced by that certain Promissory Note in the original principal amount of $12,800,000,  dated November 20,1996, from the Partnership to GECC
(the "Surviving Note"), as further evidenced by that certain Loan Agreement, dated as of November 20, 1996, between the Partnership and GECC and secured by that certain Mortgage, Security Agreement and Fixture Filing, dated as of November 20, 1996, between the Partnership and GECC (the "Surviving Mortgage").

17. "Exisiting Obligations". Existing Obligations shall mean the current covenants, agreements and obligations binding on Seller or the Property under the terms of the Existing Documents.

18. "Final Adjustment Date". Final Adjustnent Date shall have the meaning set forth in Paragraph 7 of Article III of this Agreement.

19. "GECC" GECC shall mean General Electric Capital Corporation, a New York corporation.

20. "Improvements". Improvements has the meaning given such term in the first recital to this Agreement.

21. "Land". Land has the meaning given such term in the first recital to this Agreement.

22."Lease Rights". Lease Rights means the rights of Seller as landlord or lessor under the Leases.

23. "Leases". Leases means the leases, licenses or other tenancy or occupancy agreements described in Schedule C attached hereto together with any modifications thereto or any new or expansion leases entered into after the date hereof, in each case which are approved by Purchaser as provided herein.

24. "Leasing Commissions". Leasing Commissions shall mean all leasing and other real estate commissions,fees or other compensation payable by Seller to any real estate broker, sales person or finder who is entitled to receive such commission, fee or other compensation as a result of the leasing of space in the Improvements owned by Seller to tenants (including, without limitation, the extension, renewal or expansion of any lease pursuant to an exercise of an option or otherwise).

25."Limited Partner Consent". Limited Parter Consent has the meaning given such term in Paragraph 6(b) of Article II below.

26."Major Tenants".  Major Tanants has the meaning given such term in Paragraph
     4(i) of Article III below.

27. "Monthly Rents". Monthly Rents shall mean all Rents which are payable on a monthly basis pursuant to the terms of the Leases.

28. "Mortgage Deposits". Mortgage Deposits shall have the meaning set forth in Paragraph 6(m) of Article II of this Agreement.

29. "Past Due Rents". Past Due Rents has the meaning given such term in Paragraph 7(a) of Article III below.

30. "Permitted Designee".  Permitted Designee shall mean Regency Centers L.P.,
    a  Delaware   limited partnership, or other affiliate of Purchaser approved by Seller.

31. "Pemitted Exceptions". Permitted Exceptions shall mean, with respect to the Property, the Title Exceptions described on Schedule D attached hereto and any other Title Exceptions acceptable to Purchaser, only to the extent applicable to the Property.

32."Person". Person shall mean an individual, partnership, corporation, limited liability company, trust, estate, unincorporated association, syndicate, joint venture or organization, or other entity, or a government or any department or agency thereof.

33. "Personalty" Pesonalty has the meaning given such term in the first recital to this Agreement.

34. "Property". Property has the meaning given such term in the first recital to this Agreement.

35. "Real Property Taxes". Real Property Taxes shall mean any and all real estate taxes, payments in lieu of real estate taxes, ad valorem and personal property taxes, and other state, county and municipal taxes, charges and assessments (special or otherwise).

36. "Realted Rights'. Related Rights shall mean:

  (a) all easements, rights-of-way licenses, interests, rights and appurtenances of any kind owned by the Seller appertaining to the Land, including, but not limited to, any right, title and interest in and to any adjacent vaults or alleys;

                  (b) all right, title and interest, if any, of Seller in and to any land lying in the bed of any highway, street, road, avenue, access way or easement opened or proposed, in front of, at a side of or adjoining the Land and to the center line thereof; and all rights, titles and interests of Seller in and to any awards made, or to be made in lieu thereof, and in and to any unpaid awards for damage thereto by reason of a change of grade of any such highway, street, road or avenue;
                  (c) Seller's right, title and interest in all security deposits, if any, held in connection with the Leases, excluding any interest earned thereon;
                  (d) Seller's right, title and interest in the Contracts and in all the warranties, guaranties, bonds, building permits, utility reservations or allocations (but not deposits), and certificates of compliance and occupancy, relating to the Land, the Improvements or the Personalty;
                  (e) the Books and Records and all site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans and other plans or studies of any kind owned by Seller and in Seller's possession or in the possession of Seller's members, employees, agents, or in the possession of Odin, that relate to the Land, the Improvements or the Personalty;
                  (f) any condemnation award made or to be made in lieu thereof relative to any damage to or any condemnation or other taking of the Land, the Improvements or the Related Rights;
                  (g) any insurance proceeds relating to any casualty loss due and owing to Seller as a result of damage or destruction of all or any portion of the Property to the extent not applied by Seller to restore the Property; and
                  (h) Seller's right, title and interest in the Leases.

37. "Rents" Rents shall mean all rents, percentage rents, additional rents, common area maintenance charges, escalation payments and other charges payable by the tenants under the Leases, excluding Real Property Taxes that are payable by tenants under the Leases.

38.. "Survey". Survey shall mean, with respect to the Property, a plat of a then current (not more than ninety (90) days old or such lesser time as may be required by Title Insurer to issue the Title Policy) "as-built" ALTA survey of the Land and Improvements. The survey shall (A) be in accordance with the applicable Delaware law and custom; (B) show the location of all buildings, structures and easements on each of the parcels, all encroachments, if any, and such other matters as reasonably requested by Purchaser or Title Insurer in order to issue the Title Policy, and (C) be certified to each of Purchaser and Title Insurer.

39. "Title Commitment". Title Commitment shall mean, with respect to the Property, an ALTA form of Commitment for Title Insurance issued by the Title
     Insurer, updated as of the Closing Date, setting forth the terms and conditions on which, and the Title Exceptions subject to which, the Title Insurer will issue the Title Policy, and legible copies of all instruments therein referred to as evidencing Title Exceptions.

40. "Title Exceptions" Title Exceptions shall mean, with respect to the Property, the defects in, exceptions to, or conditions or liens or other encumbrances on the title to the Land, the Improvements or such of the Related Rights as are related to the Property whether evidenced by written instrument or otherwise evidenced; any overlapping upon the Land by improvements situated on other lands; anyencroachments upon or by the Land or Improvements; any boundary disputes regarding the boundaries of the Land; and the terms, provisions and conditions contained in any instruments evidencing or referring to any such defects, exceptions, conditions, liens or other encumbrances, overlaps, encroachments or boundary disputes.

41."Title Insurer" Title Insurer shall mean First American Title
     Insurance Company.

42. "Title Policy". Title Policy shall mean, with respect to the Property, an ALTA 1992 (10-17-92) Owners Policy of Title Insurance with Comprehensive
  Endorsement 100, issued to Purchaser, or its Permitted Designee, by the Title Insurer as contemplated in Article III below, and subject only to the Permitted Exceptions.

43. "UCC Searches". UCC Searches shall mean reports of searches made of the Property and Uniform Commercial Code Records of the county and city in which the Land is located and of the Uniform Commercial Code Records maintained in the office of the Secretary of State of Louisiana, with regard to Uniform Commercial Code Financing Statements in which Seller is named as the debtor, by both the respective Recorder of Deeds and the Secretary of State of Delaware,respectively, or by the Title Insurer or other reputable concern regularly engaged in the search of such records and the issuance of such reports.

 44. "Update". Update has the meaning given such term in Paragraph 3 of
    Article II below.

The terms used in this Agreement which are defined in (a) the introductory paragraphs of this Agreement, (b) in the further Articles of this Agreement, and (c) in the Schedules and Exhibits attached to this Agreement, shall have the respective definitions there ascribed to them.

                                   ARTICLE II

                         Agreement to Sell and Purchase;
                           Terms of Sale and Purchase
                  . (a) Subject to the terms, covenants and conditions of this Agreement, Seller agrees to sell and convey the Property to Purchaser, and Purchaser agrees to purchase and accept the Property from Seller, for the consideration and subject to the terms, covenants, conditions and provisions herein set forth.

 (b)Purchaser shall have from the date hereof through and including the later of
(i) June 7, 1998, or (ii) the day which is ten (10) days after the later of the dates on which Purchaser receives (w) the Title Commitment, (x) the Survey and
(y) the forms of the consent to the transaction by the holder of the Surviving Mortgage and (z) any assignment and assumption or other documents required by the holder of the Surviving Mortgage to consummate the transactions contemplated hereby, but in no event later than June 15, 1998, (the "Due Diligence Period") to conduct at Purchaser's sole cost and expense, (i) non-invasive due diligence investigations and analysis of the Property and all information pertaining to the Property, including, without limitation, reviewing environmental and engineering reports, surveys, title reports (including the Permitted Exceptions), the Leases and any other matters deemed necessary or desirable in Purchaser's judgment and (ii) subject to the conditions and terms of the immediately following sentence and subject to the prior approval of Seller, which approval shall not be unreasonably withheld or delayed, conduct such invasive due diligence inspections of the Property as may be reasonably required in order to investigate any environmental conditions disclosed by the Environmental Reports. Subject to the rights of the tenants under the Leases, Seller shall permit Purchaser, at reasonable times and upon prior written notice to Seller, access to the Property to Purchaser for the purpose of conducting such reasonable inspections as Purchaser shall deem necessary and Purchaser does hereby agree to indemnify and hold Seller harmless from and against any and all loss, damage, cost and expense which may be suffered or incurred by Seller as a result of any inspections performed by Purchaser on the Property. In addition, Seller shall permit Purchaser to interview any tenants under the Leases who are willing to be interviewed by Purchaser, provided that (i) Purchaser gives Seller reasonable notice of Purchaser's intent to interview a tenant, (ii) Seller and/or its representative may be present at the interview and (iii) a time mutually agreeable to Seller, Tenant and Purchaser is scheduled for such interview.

                  If Purchaser, in its sole discretion, determines that it is not satisfied with the results of its due diligence investigation and that it does not desire to consummate the transactions contemplated hereby, and notifies Seller by 5:00 p.m. - Eastern Daylight Time on the last day of the Due Diligence Period of its election to terminate this Agreement, then the Deposit (and any interest earned thereon) shall be returned to Purchaser and this Agreement shall thereupon become null and void and there shall be no further obligations or liability of the parties hereto except such obligations as are expressly stated to survive a termination of this Agreement.

                  ..       Deposit and Purchase Price

                            (a)  Purchaser  shall deposit with Escrow Agent (the
"Deposit") the sum of One Hundred
Thousand and No/100 Dollars ($100,000.00) upon the execution and delivery of this Agreement, by wire transfer of Federal funds to an account designated by Escrow Agent (the "Escrow Account"). Provided Purchaser has not exercised its right to terminate this Agreement during the Due Diligence Period as provided for in Section 1(b) of this Agreement, Purchaser shall deposit with the Escrow Agent the sum of Four Hundred Thousand and No/100 Dollars ($400,000.00) no later than the next business day after the day of the expiration of the Due Diligence Period, by wire transfer of Federal funds to the Escrow Account, such amount being considered for purposes of this Agreement as part of the Deposit upon its receipt by Escrow Agent.

 (b) Escrow Agent shall hold and apply the Deposit (and any interest earned thereon) in accordance with the terms of Article IV herein.

    The consideration for the conveyance of title to the Property (the "Purchase Price") shall be the sum of Twenty-Two Million Five Hundred Thousand and No/100 Dollars ($22,500,000.00), payable as follows:

(a) At Closing, Purchaser shall pay to Seller the sum of Twenty-Two Million Five Hundred Thousand and No/100 Dollars ($22,500,000.00) (subject to the adjustments hereinafter set forth), less the amounts set forth in clauses (b) and (c) of this Section 2.2, by wire transfer of immediately available Federal funds to an account or accounts as may be designated by Seller in writing not less than two business days prior to the Date of Closing; and

(b) The amount of the Deposit held by Escrow Agent shall be paid to Seller by Escrow Agent; and

(c) Purchaser shall acquire title to the Property subject to the outstanding principal balance of the Existing Indebtedness as of the Date of Closing.

(a) Within three (3) days after the Effective Date of this Agreement, Purchaser shall order from the Title Insurer, with respect to the Property, at Purchaser's expense: (i) a Title Commitment covering Seller's interest in the Land, the Improvements and the Related Rights and (ii) the UCC Searches with respect to the Property.

(b)Purchaser shall notify the attorneys for Seller in writing of any of Purchaser's objections to title disclosed in the Title Commitment within the later of (x) ten (10) days of Purchaser's receipt of the Title Commitment, or
(y) ten (10) days after the date hereof. Seller shall have no obligation to remove any exception to title which is a Permitted Exception and, except as expressly provided in this Agreement, Seller shall have no obligation to remove any exception to title which is not a Permitted Exception. If exceptions to title appear on the Title Commitment, or any update of the Title Commitment issued on or prior to the Date of Closing (an "Update"), which Seller is not obligated to remove, and if Seller is unable, or elects not, to eliminate such exceptions to title and, accordingly, is unable to convey title to the Property in accordance with the provisions of this Agreement, Seller shall so notify
Purchaser and Purchaser, within ten (10) days following Purchaser's receipt of said notice, shall either (i) elect to terminate this Agreement by notice given to Seller, in which event the Escrow Agent shall refund the Deposit together with any interest accrued thereon to Purchaser and no party shall thereafter have any further rights, duties or obligations hereunder, or (ii) elect to accept title to the Property subject to such exceptions, without any abatement of the Purchase Price. If Purchaser shall not make such election within such ten
(10) day period, Purchaser shall be deemed to have elected clause (ii) above with the same force and effect as if Purchaser had elected clause (ii) within such ten (10) day period. Notwithstanding the foregoing, in the event that as of the Date of Closing the Property shall be subject to any monetary liens (i.e., judgment liens, mechanics liens, mortgages or deeds of trust) voluntarily placed against the Property by Seller other than any Permitted Exceptions (collectively, "Liens"), then Seller shall be required to cause such Liens to be removed and discharged of record on or before the Date of Closing; provided, however, that if the amount required to cause such Liens to be discharged shall exceed the sum of $125,000, then Seller, at its option, shall be entitled to terminate this Agreement upon written notice to Purchaser in which event the Deposit together with any interest earned thereon shall be returned to Purchaser and neither Purchaser nor Seller shall have any further rights, duties or obligations hereunder. Notwithstanding the foregoing, Seller shall remove and discharge of record any mortgages or deeds of trust voluntarily placed against the Property by Seller other than Permitted Exceptions and, subject to the prorations hereinafter provided, Seller shall be entitled to receive any escrows on deposit with the holders of any such mortgages or deeds of trust.

(c) Notwithstanding anything to the contrary contained in Paragraph 3(b) hereof, if the Title Commitment or any Update discloses judgments, bankruptcies or other returns against other persons or entities having names the same as or similar to that of Seller, Seller, on request, shall deliver to Purchaser or the Title
Insurer affidavits to the effect that such judgments, bankruptcies or other returns are not against Seller. If the Title Commitment or any Update discloses exceptions (other than the Permitted Exceptions) which may be removed solely by delivery of an affidavit, reasonably requested by the Title Insurer, which can be delivered by Seller or by reference to Seller's existing title policy, Seller shall deliver such affidavit and remove such exceptions. If the Title Commitment or any Update discloses exceptions (other than the Permitted Exceptions) including, without limitation, mortgages, judgments, mechanics liens arising from work performed at the direction of Seller, or federal, state or local tax liens against Seller, and, except as otherwise provided in the last sentence of subsection 3(b) above, Seller, in its sole discretion, chooses not to remove such exceptions, Purchaser is entitled to elect to terminate this Agreement and to receive the Deposit and all interest earned thereon. If Seller is required or chooses, in its sole and absolute discretion, to remove such exceptions, Seller shall be entitled to one or more adjournments of the Closing (not in excess of 90 days in the aggregate) to remove such exceptions. Notwithstanding the foregoing, Seller, at its option in lieu of satisfying such liens or encumbrances and provided that the amount required to satisfy such liens and encumbrances does not exceed $50,000, may deposit with the Title Insurer such amount of money as may be determined by the Title Insurer as being sufficient to induce it to affirmatively insure Purchaser against such liens and/or encumbrances, including interest and penalties, out of or against the Property (and to omit such exceptions from any mortgagee policy in favor of Purchaser's lender), in which event such liens and encumbrances shall not be objections to title.

                  . Within three (3) days after the Effective Date of this Agreement, Purchaser shall order, at Purchaser's expense, a Survey with respect to the Property, prepared and certified as to all matters shown thereon by a registered, public surveyor acceptable to Purchaser and the Title Insurer. Purchaser shall notify the attorneys for Seller in writing of any Title Exceptions disclosed by the Survey (including any matters disclosed by the Survey which affect or relate to any of the Permitted Exceptions in a material adverse manner and renders such Permitted Exceptions unacceptable to Purchaser, in the exercise of Purchaser's reasonable judgment) within the later of (x) ten
(10) days of Purchaser's receipt of same, or (y) ten (10) days after the date hereof. Except as expressly provided in this Agreement, Seller shall have no obligation to remove any such Title Exceptions disclosed by the Survey. If any such Title Exceptions disclosed by the Survey exist which Seller is not obligated to remove, and if Seller is unable, or elects not, to eliminate such Title Exceptions, Seller shall so notify Purchaser and Purchaser, within ten
(10) days following Purchaser's receipt of said notice, shall either (i) elect to terminate this Agreement by notice given to Seller, in which event the Escrow Agent shall refund the Deposit together with any interest earned thereon to Purchaser and no party shall thereafter have any further rights, duties or obligations hereunder, or (ii) elect to accept title to the Property subject to such Title Exceptions as shown on the Survey, without any abatement of the Purchase Price. If Purchaser shall not make such election within such ten (10) day period, Purchaser shall be deemed to have elected clause (ii) above with the same force and effect as if Purchaser had elected clause (ii) within such ten
(10) day periodPurchaser hereby acknowledges that Purchaser has received and approved the copies of the Leases relating to the Property.

  Seller hereby represents and warrants to Purchaser as of the date hereof that:

(a) Seller is a limited partnership duly organized, validly existing and in good standing existing under the laws of the State of Delaware.

     (b) Seller, and the general partner of Seller executing this Agreement (the "General Partner"), each have all requisite power and authority to enter into and perform and carry out this Agreement and the transactions contemplated hereby, subject, however, to Seller obtaining the written consent of limited partners of Seller whose Capital Contributions (as such term is defined in Seller's Third Amended and Restated Limited Partnership Agreement, dated as of February 1, 1986) are at least 66 2/3 percent of the Capital Contributions of all of the limited partners admitted as limited partners of the Seller ("Limited Partner Consent"), and this Agreement and the transactions contemplated hereby are in all respects subject to and conditioned upon Seller's obtaining such consent, as provided in Paragraph 24 of Article V of this Agreement. Subject to obtaining the consent of Seller's limited partners as provided above, (i) this Agreement has been duly executed and delivered by Seller by its General Partner and constitutes the valid, binding and enforceable obligation of Seller, subject to applicable bankruptcy and insolvency laws and affecting the rights of creditors generally, and (ii) all documents to be executed and delivered by Seller by its General Partner in connection herewith, upon execution and delivery thereof, shall constitute the valid, binding and enforceable obligations of Seller in accordance with their respective terms, subject to applicable bankruptcy and insolvency laws and affecting the rights of creditors generally. Seller agrees to endeavor in good faith to obtain the Limited Partner Consent by June 10, 1998.

(c) Neither the execution and delivery of this Agreement nor the consummation of the purchase contemplated hereby in accordance with the terms hereof conflicts with, results in a breach of the terms, conditions or provisions of, or constitutes a default or grants a right to termination or acceleration under (a) Seller's organizational papers or any amendment thereof, or (b) any lien, lease, agreement, franchise, license, permit, instrument or other undertaking, or any order, writ, injunction, decree or award or any court or governmental authority or body, to which Seller is a party or by which it is or may be bound, or results in a violation of any applicable law, statute, ordinance, rule or regulation; provided, however, the parties hereto acknowledge that the Closing is subject to (i) the consent of GECC to the assignment of the Existing Indebtedness from Seller to Purchaser and (ii) the receipt by the Seller of the Limited Partner Consent and that the representation in this Paragraph 6(c) with respect to the consummation of the transactions contemplated hereby assumes that such consent of GECC and the Limited Partner Consent are received.

     (d) The execution and delivery of, and consummation of the transactions contemplated by, this Agreement is not prohibited by, and will not conflict with, constitute grounds for termination of, or result in the breach of the Leases, the Existing Documents or any other agreement or instrument to which Seller is now a party or otherwise subject, subject, however, to Seller obtaining the written consent of GECC to the assignment of the Existing Indebtedness to Purchaser.

(e)Seller(without imputing to Seller any knowledge of the receipt of any written notices by any managing agent, agent for service of process or any other third party) has not received any written notice, and has no Actual Knowledge of the issuance of any written notice, issued by the departments of building, fire, labor, health or other departments and governmental agencies having jurisdiction against or affecting the Property that the Property is in violation of applicable local, state or federal laws, statutes, rules, regulations and ordinances (including, without limitation, zoning and environmental regulations and ordinances). Notwithstanding the foregoing, Purchaser acknowledges that it has been notified of the exceptions to the foregoing representation which are listed on Schedule E attached hereto.

 (f) To the Actual Knowledge of Seller, there is no action, suit, proceeding or claim (including any pending or threatened condemnation proceedings), affecting Seller or the Property, or any portion thereof, relating to or arising out of the ownership, management, operation, use or occupancy of the Property pending or being prosecuted in any court or by or before any federal, state, county or municipal departments, commission, board, bureau or agency or other governmental instrumentality nor, to the Actual Knowledge of Seller, is any such action, suit, proceeding or claim threatened or being asserted.

(g) Except for the Excluded Leasing Commissions (which shall be the responsibility of Purchaser), all Leasing Commissions due in connection with the Leases shall be paid by Seller on or before the Date of Closing.

  (h) To the Actual Knowledge of Seller, there is no (1) pending or contemplated annexation or condemnation proceedings affecting, or which may affect, all or any portion of the Property, (2) proposed or pending proceeding to change or redefine the zoning classification of all or any portion of the Property or (3) proposed change in road patterns or grades which may adversely affect access to the roads providing a means of ingress to or egress from the Property.

  (i) Annexed hereto as Schedule C, is a true and complete list of all Leases of space at the Property in effect as of the date hereof, which schedule sets forth
(i) the monthly rentals reserved thereunder, (ii) the amount of any security deposits held thereunder (subject to possible future application thereof in accordance with the terms and conditions of the applicable Lease), and (iii) the expiration date of such Leases. True, complete and correct copies of the Leases and all amendments, modifications and supplements have been delivered to Purchaser prior to the date hereof and Purchaser hereby acknowledges receipt of the same, and upon Closing Purchaser shall be deemed to have approved such Leases and all amendments, modifications and supplements and the tenants thereunder. Except for the Leases described in Schedule C hereto, Seller has not entered into any leases, licenses or occupancy agreements affecting the Property.

    (j) Annexed hereto as Schedule G is a true, complete and correct copy of the certificate of insurance covering the Property and which reflects the coverages applicable thereto. All such insurance (or replacements or renewals thereof) shall be maintained in full force and effect until the Closing Date.

   (k) Seller is not a foreign person as defined in Section 1445 of the Internal Revenue Code. Seller shall deliver to Purchaser at the Closing a non-foreign person affidavit ("Firpta Affidavit") containing such information as shall be required by said Section 1445.

 (l) Except for the Permitted Exceptions and as otherwise provided in Schedule H attached hereto, on the Date of Closing there will not be any Contracts, or other agreements which will be binding on Purchaser subsequent to the Date of Closing with respect to any Property which cannot be canceled, at Purchaser's option upon the giving of prior written notice.

 (m) To Seller's knowledge, without investigation or inquiry and based solely on the review of the records of Odin, (i) the Surviving Mortgage is presently held by GECC and is in good standing with no default thereunder, (ii) the principal balance of the Surviving Note outstanding as of April 16, 1998, was $12,568,773.46 and the monthly payment of principal and interest, including a payment on account of the tax and insurance escrow in the amount of $11,667.00, due May 1, 1998 under the Surviving Note is $121,759.51, (iii) the Existing
Indebtedness presently bears interest as the rate of nine and four one-hundredths percent (9.04%) per annum, as provided in the Surviving Note; and
(iv) as of April 16, 1998, Seller had escrow deposits with the holder of the Surviving Mortgage totaling $79,825.45 for taxes and insurance and $35,000 for capital improvements and otherwise ("Mortgage Deposits"). Purchaser and Seller agree that in connection with the Closing the Purchaser shall acquire Seller's interest in the Mortgage Deposits, subject to the rights of the holder of the Surviving Mortgage and the provisions of the Surviving Mortgage, and that at Closing Purchaser shall pay to Seller in cash the amount of the Mortgage Deposits at the time of Closing. Seller shall use reasonable efforts to cause the holder of the Surviving Mortgage to execute and deliver to Purchaser prior to the expiration of the Due Diligence Period (i) an estoppel in form and substance reasonably acceptable to Purchaser (provided, however, obtaining such estoppel is not a condition to Closing) and (ii) the holder's written consent to the transactions contemplated hereby.

  Purchaser hereby represents and warrants to Seller as of the date hereof that:

  (a) Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of State of Florida, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and to consummate the transactions contemplated hereby.

(b) Purchaser has full right, power and authority to enter into this Agreement and all documents and agreements described herein to be executed by Purchaser and to consummate the transactions contemplated hereby, and this Agreement and such other documents and agreements constitute (or will constitute when executed and delivered) the valid, binding and enforceable obligation of Purchaser in accordance with their respective terms, subject to applicable bankruptcy and insolvency laws and affecting the rights of creditors generally.

(c) Neither the execution and delivery of this Agreement nor the consummation of the purchase contemplated hereby in accordance with the terms hereof conflicts with, results in a breach of the terms, conditions or provisions of, or constitutes a default or grants a right to termination or acceleration under (a) Purchaser's organizational papers or any amendment thereof, or (b) any indenture, mortgage, deed of trust, lien, lease, agreement, franchise, license, permit, instrument or other undertaking, or any order, writ, injunction, decree or award or any court or governmental authority or body, to which Purchaser is a party or by which it is or may be bound, or results in a violation of any applicable law, statute, ordinance, rule or regulation.

 (d)To the actual knowledge of Purchaser, there is no action, suit or proceeding pending or, threatened against Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of Purchaser to carry out the transactions contemplated by this Agreement.

(e)There are no actions, voluntary or involuntary, pending against Purchaser under any bankruptcy, reorganization, arrangement, insolvency or similar United States federal or state statute.

Prior to the Closing, Seller shall keep and maintain the Property in the manner presently maintained and operated by Seller (ordinary wear and tear excepted), including without limitation using reasonable efforts to maintain the Surviving Mortgage in good standing, without default. Prior to Closing, unless required by law or to effect or comply with the request or direction of a branch, department or agency of the United States government, Seller shall not, without the prior written consent of Purchaser, which consent shall be not be unreasonably withheld or delayed:

(a) amend, renew, extend or modify any Lease in any material respect; except as a result of a default by the tenant under any Lease, terminate or accept the surrender of any Lease; or enter into any new lease of any portion of the Property or approve any sublease or assignment of Lease;

       (b) except as otherwise required under the Leases, permit any structural modification or additions to the Improvements or the Land except for insubstantial and immaterial changes which do not adversely affect the Improvements or the Land or the value thereof;

   (c) sell or otherwise dispose of any item or groups of items constituting the Personalty except for insubstantial and immaterial changes which do not adversely affect the Improvements or the Land or the value thereof;

(d) offer or sell (or agree to offer or sell) or encumber (or agree to encumber) any part of the Property, or create (or agree to create) any exception to or covenant, restriction, easement or other servitude on the Property; or

(e) cancel or lower the limits of any existing insurance coverage on the Property.

Seller shall bear the risk of all loss or damage to the Property from all causes through the Closing. In the event, on or prior to the Date of Closing, any of the Improvements, the Land or any of the items constituting the Personalty should be damaged or destroyed as a result of fire or other casualty or any other cause whatsoever, Seller shall promptly give Purchaser written notice of such destruction or damage. The rights and obligations of Seller and Purchaser by reason of such destruction or damage shall be as follows:

(a) If the cost of repair and restoration (as such term is defined below) of such destruction or damage shall be $250,000 or less with respect to the Property, the obligations of Purchaser with respect to the Property shall not be affected by such destruction or damage and Purchaser shall accept title to the
     Property in its destroyed or damaged condition; but (i) at the Closing, Seller shall assign to Purchaser all of Seller's rights, title and interests in and to the proceeds of any insurance carried by Seller and payable with respect to such destruction or damage (other than as have been used for repairs); (ii) Seller shall pay any deductible on the applicable insurance policy with respect to such destruction or damage or credit the amount of such deductible against the Purchase Price; and (iii) there shall be no other reduction in the Purchase Price.

   (b) If the cost of repair and restoration of such destruction or damage shall exceed $250,000 with respect to the Property, Purchaser shall have the option either to: (i) accept title to the Property in its destroyed or damaged condition in accordance with and subject to the provisions of subparagraph (a) above; or (ii) terminate this Agreement by giving notice to such effect to Seller not later than ten (10) days after the cost of repair and restoration is determined (as provided below); upon the giving of such notice by Purchaser, the Deposit together with any interest earned thereon shall be returned to Purchaser and neither Seller nor Purchaser shall have any further obligation hereunder.

The term "cost of repair and restoration" shall mean an estimate of actual cost of repair and restoration obtained by Purchaser, within ten (10) days of receipt of notice from Seller from a reputable contractor regularly doing business in the county where the Property is located provided that if such Seller does not agree with such estimate, such Seller may obtain, within ten (10) days of receipt of notice of the estimate obtained by Purchaser, an estimate from a reputable contractor regularly doing business in such county, and if such contractor shall not agree to the estimate obtained by Purchaser, then, said contractors shall obtain an estimate from a third reputable contractor regularly doing business in such county and the "cost of repair and restoration" shall mean the estimate of such third contractor.

If, after the date hereof and prior to the Closing, all or any material portion of the Property is condemned or taken by eminent domain (or is the subject of a pending or contemplated condemnation proceeding or taking by eminent domain which has not been completed), or if any variance or similar law affecting any significant portion of the Property is changed, the Seller shall promptly give the Purchaser reasonably detailed written notice of such condemnation, taking or change, and the Purchaser shall have the option to terminate this Agreement by giving notice to Seller within twenty (20) days after the receipt of Seller's notice, whereupon this Agreement shall be terminated, the Deposit together with any interest earned thereon shall be returned to Purchaser and thereafter neither Seller nor Purchaser shall have any further obligations hereunder. If the Purchaser does not exercise its option to terminate this
     Agreement as hereinabove set forth, then this Agreement shall remain in full force and effect without a reduction in the Purchase Price and the Purchaser shall be entitled to any and all claims that Seller may have to condemnation awards and/or any and all causes of action with respect to such condemnation or taking of, or such change relating to, the Property and Seller shall pay to the Purchaser, by certified or official bank check, an amount equal to all payments theretofore made with respect to such condemnation, taking or change. For purposes of this paragraph, a taking by condemnation or by eminent domain of the Property shall be deemed to affect a "material portion" of such Property if (i) the estimated value of the portion of the Property taken exceeds $250,000 or (ii) it results in any Major Tenant having the right to terminate its Lease as a result of such taking by condemnation or by eminent domain or
     (iii) it results in a reduction of rent payable by the Major Tenants in excess of five percent (5%) of the rent payable by the Major Tenants prior to such taking. ARTICLE III

                  Closing Conditions and Other Closing Matters

                  . The Closing shall be on or about June 15, 1998, or such other date as the parties hereto shall agree, but in no event earlier than five
(5) days after the expiration of the Due Diligence Period or later than June 22, 1998, time being of the essence as of such date. The Closing shall take place on the Closing Date at 10:00 a.m. at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York or at such other place as may be mutually agreed upon by Seller and Purchaser. At Seller's option, the Closing shall be conducted as an escrow closing pursuant to an escrow closing agreement to be entered into by Seller and Purchaser with First American Title Insurance Company on terms mutually satisfactory to Seller and Purchaser.

                  . The obligation of Purchaser to consummate the transactions provided for herein is subject to and contingent on the satisfaction of the following conditions or the waiver of the same by Purchaser:

       (a) All of the representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the Date of Closing.

(b) Seller shall have performed, satisfied and complied with, in all material respects, all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller on or before the Date of Closing.

(c)  Purchaser or its Permitted  Designee  shall have received the Title Policy.

(d) Purchaser or its Permitted Designee shall have received the Estoppel Letters from (i) all Major Tenants in accordance with Paragraph 4 of this Article III and (ii) at least eighty percent (80%) of all other tenants in accordance with Paragraph 4 of this Article III.

(e) Seller shall have obtained the Limited Partner Consent as set forth in Paragraph 24 of Article V.

     The conveyance of the Property to Purchaser, or its Permitted Designee, by Seller shall have been approved by GECC, and Purchaser, or its Permitted Designee, shall have been approved, in writing, by GECC to assume the Existing Indebtedness, including, without limitation, the Surviving Mortgage, loan agreement and Surviving Note evidencing the Existing Indebtedness and the documentation necessary to effectuate such assignment and assumption shall be fully executed and delivered prior to Closing.

                  In the event that any of the foregoing conditions shall not be satisfied or waived by Purchaser on or before the Date of Closing, this Agreement shall be deemed terminated and of no further force, the Deposit together with any interest earned thereon shall be returned to Purchaser and neither Purchaser nor Seller shall have any further rights, duties or obligations hereunder.

                  . The obligation of Seller to consummate the transactions provided for herein is subject to and contingent on the satisfaction of the following conditions or the waiver of the same by Seller:

(a) All of the representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects as of the Date of Closing.

(b) Purchaser shall have performed, satisfied and complied, in all material respects, with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Purchaser on or before the Date of Closing.

(c) Seller shall have obtained the Limited Partner Consent as set forth in Paragraph 6(b) of Article II of this Agreement.

d) The conveyance of the Property to Purchaser, or its Permitted Designee, by Seller shall have been approved by GECC, and Purchaser, or its Permitted Designee, shall have been approved, in writing, by GECC to assume the Existing Indebtedness, including, without limitation, the mortgage, loan agreement and note evidencing the Existing Indebtedness and the documentation necessary to effectuate such assignment and assumption shall be fully executed and delivered prior to Closing.

                  In the event that any of the foregoing conditions shall not be satisfied or waived by Seller on or before the Date of Closing, this Agreement shall be deemed terminated and of no further force, the Deposit together with any interest earned thereon shall be returned to Purchaser and neither Purchaser nor Seller shall have any further rights, duties or obligations hereunder.

                  . At Closing, Seller shall deliver and furnish to Purchaser, or its Permitted Designee (either directly or under the terms of the closing escrow agreement), duly executed, notarized originals of the following documents (the"Seller Closing Documents"):

     (a) Special warranty deed (the "Deed") in the form attached hereto as Exhibit A so as to convey to Purchaser, or its Permitted Designee, all of Seller's title to the Property, free of all liens and encumbrances to the extent expressly provided herein other than the Permitted Exceptions and the Leases, which Deed will be in recordable form, duly executed;

     (b) An original counterpart of an Assignment and Assumption of Leases in the form attached hereto as Exhibit B for the Leases (the "Assignment and Assumption of Leases"), assigning to Purchaser, or its Permitted Designee, all of Seller's right, title and interest as landlord under such Leases.

     (c) An original counterpart of a General Assignment and Assumption of Existing Documents in the form attached hereto as Exhibit C (the "General Assignment and Assumption of Existing Documents"), assigning to Purchaser, or its Permitted Designee, all of Seller's right, title and interest under the Existing Documents.

     (d) A Bill of Sale and Assignment for the Personalty owned by Seller and such of the Related Rights which are not conveyed by the Deed, duly executed by Seller, subject only to the Permitted Exceptions.

                           (e) A letter  addressed to each tenant under the each
of the Leases, advising such
tenant that the Property has been sold to Purchaser, or its Permitted Designee, the name of the person who will act as Purchaser's, or its Permitted Designee's, management agent for Property, and that all rent is payable to such person, as the agent for the Purchaser, or its Permitted Designee.

     (f) Such instruments as are necessary or reasonably required by Purchaser or the Title Insurer to evidence the authority of Seller executing the instruments to be executed in connection with the transaction contemplated herein, and evidence that the execution of such instruments is the official act and deed of Seller.

     (g) To the extent in Seller's possession or in the possession of Odin or any other agent; (i) title to and possession of all licenses and permits relating to the Property and architectural plans and drawings, engineering plans, drawings and specifications, and all other plans and drawings for the Improvements; and (ii) the original copies of certificates of occupancy, certificates or reservations, if any, allocating utility capacity to the Property, and (iii) the Books and Records.

                           (h)  Possession of the Property,  subject only to the
Leases.

                           (i) Estoppel  letters (the  "Estoppel  Letters") from
the "Major Tenants" listed on
Schedule F hereto in the form required by each such tenant's Lease. In addition, Seller shall deliver Estoppel Letters from such of the non-"Major Tenants" in the form required by each such tenant's Lease who shall have returned such Estoppel Letters to Seller. Notwithstanding the foregoing, if after Seller's reasonable efforts to obtain an Estoppel Letter from each of the Major Tenants and the non-Major Tenants, Seller is unable to obtain Estoppel Letters from each of the Major Tenants and at least eighty percent (80%) of the non-Major Tenants, Purchaser shall be entitled, as Purchaser's sole remedy, to elect either to (x) terminate this Agreement in which event the Deposit together with any interest earned thereon shall be returned to Purchaser and neither Seller nor Purchaser shall have any further rights, duties or obligations hereunder, or (y) waive the requirement that Seller deliver the same and to purchase the Property without any adjustment or abatement of the Purchase Price. For the purposes of this Agreement, the term "Major Tenant" shall mean those tenants listed on Schedule F attached hereto.

                           (j)      Intentionally omitted.

                           (k) A certificate of Seller certifying that (a) it is
duly organized, validly
existing and in good standing under the laws of, and is qualified to do business in, the State of Delaware, (b) it is fully authorized to consummate the transactions contemplated in this Agreement, (c) the signatures on all documents to be delivered by it hereunder are sufficient to bind it and (d) all documents and instruments required to effectuate the transactions contemplated by this Agreement with respect to Seller have been validly authorized, duly executed and delivered by Seller.

     (l) A letter (x) from Seller to Odin terminating the existing management agreement and the existing leasing agreement relating to the Property, and (y) a letter from Odin to Metro Commercial Real Estate, Inc. ("Metro"), terminating its management and leasing agreement relating to the Property.

                           (m)      The Firpta Affidavit.

     (n) State of Delaware and New Castle County realty transfer tax returns and affidavit of value with computation of the realty transfer taxes payable when recording the Deed.

                           (o)      Evidence of the Limited Partner Consent.

     (p) The consent of the holder of the Surviving Mortgage to the consummation of the transactions contemplated hereby and any assignment and assumption documents and other documents as may be required by the holder of the Surviving Mortgage in order to transfer the Existing Indebtedness to Purchaser at Closing. Purchaser agrees to cooperate with and use its reasonable efforts to assist Seller in obtaining the consent, assignment and assumption and other documents referenced in this clause (p).

                           (q) All  other  agreements  or  instruments  required
under the terms of this Agreement
to be executed and delivered by Seller.

                  .  At  Closing,   Purchaser  or  its  Permitted  Designee,  as
applicable, shall deliver and furnish to Seller (either directly or under the terms of the closing escrow agreement):

                           (a)      The Purchase Price;

     (b) An original counterpart of the Assignment and Assumption of Leases in the form attached hereto as Exhibit B, assuming all of the landlords obligations under the Leases arising on and after the Date of Closing, including, without limitation, the obligation to pay the Excluded Leasing Commissions.

     (c) An original counterpart of the General Assignment and Assumption of Existing Documents in the form attached hereto as Exhibit C, assuming Seller's obligations under the Existing Documents arising on and after the Date of Closing.

     (d) Such instruments as are necessary or reasonably required by the Title Insurer to evidence the authority of Purchaser or its Permitted Designee, as applicable, and the persons executing the instruments and that the execution of such instruments is the official act and deed of Purchaser or its Permitted Designee, as applicable.

     (e) A certificate of the Purchaser or its Permitted Designee, as applicable, certifying that (a) it is duly organized, validly existing and in good standing under the laws of the State of Florida (or in the case of a certificate of the Purchaser's Permitted Designee, certifying as to the state of such Permitted Designee's formation) and is qualified to do business in, the State of Delaware, (b) it is fully authorized to consummate the transactions contemplated in this Agreement, (c) the signatures on all documents to be delivered by it hereunder are sufficient to bind it and (d) all documents and instruments required to effectuate the transactions contemplated by this Agreement with respect to the Purchaser have been validly authorized, duly executed and delivered by the Purchaser.

                           (f) All  other  agreements  or  instruments  required
under the terms of this Agreement
to be executed and delivered by Purchaser.

                  . Upon Closing, Escrow Agent shall deliver the Deposit (together with any interest earned thereon) to Seller.

                  . All income and expenses of the Property, including, without limitation the following, shall be adjusted between Seller and Purchaser on the basis of the respective periods for which such income and expenses are assessed and shall be prorated as of 11:59 p.m., the day before the Date of the Closing (the "Adjustment Date") as follows:

     (a) Amounts actually collected on or prior to the Date of Closing in respect of Monthly Rents. With respect to each tenant, any Monthly Rents collected from such tenant at any time subsequent to the Closing shall be deemed to be in payment of and shall be applied in the following order:

     (i) first, to Monthly Rent accrued, due and payable for the month in which the Closing occurs;

                                    (ii) second,  to Monthly Rent  accrued,  due
and payable for periods which
commence subsequent to the date of Closing; and

                                    (iii)  third,  to Monthly Rent which is past
due as of the Closing and which
accrued for the first or second month preceding the month during which the Closing occurs ("Past Due Rents"). Purchaser and its Permitted Designee, as applicable, shall make reasonable efforts to collect Past Due Rents, if any, for the account of Seller but neither Purchaser nor its Permitted Designee shall have any obligation to Seller to commence any actions or proceedings to collect any Past Due Rents. However, Seller shall have the right to commence any actions or proceedings against a tenant to collect any Past Due Rents as long as Seller shall not seek to terminate such tenant's Lease.

                  Purchaser or its Permitted Designee, as applicable, shall cause any Monthly Rents and Past Due Rents received by Purchaser or its Permitted Designee, as the case may be (less the reasonable expenses of collection actually incurred), which are payable to Seller in accordance with the foregoing provisions of this subparagraph (a) to be promptly remitted to Seller.

                  With respect to any Monthly Rents that are subject to adjustment annually pursuant to the terms of the applicable Leases, if such Monthly Rents are adjusted for the calendar year 1998 pursuant to the terms of the applicable Leases, then Seller and Purchaser shall prorate such adjustments as of the Adjustment Date promptly after such adjustments are calculated pursuant to the Leases. Any proration made pursuant to the immediately preceding sentence shall be payable on the Final Adjustment Date (as hereinafter defined) as follows: (i) if Purchaser owes Seller, Purchaser shall deliver the amount due Seller on the Final Adjustment Date, but only to the extent Purchaser has collected the same, or (ii) if Seller owes Purchaser, Purchaser shall collect the amount owed by Seller solely (x) first, by deducting such amount from the amount, if any, payable to Seller by Purchaser pursuant to the provisions of subparagraph (b) of this Paragraph 7 and (y) then, to the extent any amount remains payable to Purchaser after the deduction made pursuant to clause (x) of this paragraph, by seeking reimbursement for such amount from the Post-Closing Fund in accordance with the Post-Closing Escrow Agreement. Purchaser and its Permitted Designee, as applicable, shall make reasonable efforts to collect adjustments payable by tenants under the Leases on the account of Seller but neither Purchaser nor its Permitted Designee shall have any obligation to Seller to commence any actions or proceedings to collect such adjustments. However, Seller shall have the right to commence any actions or proceedings against a tenant to collect such adjustments as long as Seller shall not seek to terminate such tenant's Lease

                           (b)  All  Annual  Rents  shall  be  prorated  for the
calendar year 1998 between Seller
and Purchaser promptly after the calculation of such Annual Rents is made pursuant to the Leases. Purchaser shall deliver the amount due Seller based on such proration of the Annual Rents, to the extent the same has been collected by Purchaser, on the date (the "Final Adjustment Date") which is the later of (i) the date which is three (3) business days after all adjustments provided for in subparagraph (a) of this Paragraph 7 have been collected from the tenants under the Leases, as applicable, (ii) the date which is three (3) business days after the date all Annual Rents for the calendar years 1998 have been collected or
(iii) April 30, 1999. Purchaser and its Permitted Designee, as applicable, shall make reasonable efforts to collect Annual Rents on the account of Seller but neither Purchaser nor its Permitted Designee shall have any obligation to Seller to commence any actions or proceedings to collect the Annual Rents. However, Seller shall have the right to commence any actions or proceedings against a tenant to collect Annual Rents as long as Seller shall not seek to terminate such tenant's Lease.

                           (c) Real  Property  Taxes,  except  that  Seller  and
Purchaser agree that there shall
be no proration or adjustment at Closing on account of any Real Property Taxes to the extent that tenants pursuant to the Leases are required to reimburse the landlord under the Leases for the same. At Closing, Purchaser shall receive a credit in an amount equal to the amounts collected by Seller in respect of Real Property Taxes from tenants under the Leases which amounts have not been paid to the applicable taxing authority or authorities, as the case may be. If the rate of any Real Property Taxes is not fixed prior to the Closing, the adjustment at the Closing of Real Property Taxes that are not payable by tenants under the Leases shall be upon the basis of the rate for the preceding calendar year applied to the latest assessed valuation (or other basis of valuation) and the same shall be further adjusted (with such proration still to be as of the Adjustment Date) when the rate for the current calendar year is fixed. Any adjustment made pursuant to the immediately preceding sentence shall be payable on the Final Adjustment Date as follows: (i) if Purchaser owes Seller, Purchaser shall deliver the amount due Seller on the Final Adjustment Date or (ii) if Seller owes Purchaser, Purchaser shall collect the amount owed by Seller solely
(x) first, by deducting such amount from the amount, if any, payable to Seller by Purchaser pursuant to the provisions of subparagraph (b) of this Paragraph 7 and (y) then, to the extent any amount remains payable to Purchaser after the deduction made pursuant to clause (x) of this paragraph, by seeking reimbursement for such amount from the Post-Closing Fund in accordance with the Post-Closing Escrow Agreement.

(d) Charges for water, electricity, gas and other utilities. Seller represents that the consumption of all water, electricity, gas and other utilities is measured by meter, and Seller shall furnish a current reading of each meter at the Closing, which readings shall have been made not earlier than one business day prior to Closing, and Seller shall pay the charges therefor to such date. At the Closing, Seller shall advise Purchaser whether any provider of a public utility to the Property is then holding a deposit in connection therewith. Seller shall retain the right to receive the return of such deposit(s).

     (e) Accounts, charges and fees paid or payable under the service contracts, on the basis of the annual, seasonal or periodic charges and fees payable thereunder.

  (f) Fuel, if any, including taxes and surcharges thereon, on the basis of meter readings and bills or statements from the fuel supplier. Seller shall furnish Purchaser with bills or statements, which shall be dated not more than thirty (30) days prior to the Closing.

                           (g) All other expenses relating to the Property which
have been accrued but not
paid by Closing shall also be apportioned as of the Closing.

     (h) Deposits held by utility companies and fees for governmental permits and licenses shall not be apportioned.

     (i) Security deposits held by or on behalf of Seller in respect of the Leases and interest, if any, accrued thereon and inuring to the benefit of tenants, shall not be apportioned. At the Closing, Seller shall advise Purchaser of the existence, if applicable, of any such security deposits and deposited by tenants pursuant to any of the related Leases and such amounts (excluding interest accrued thereon, if any) shall be credited to Purchaser at Closing, and Purchaser shall assume and agree to pay such security deposits, to the extent credited to Purchaser by Seller, to such tenants upon and subject to the terms of the applicable Leases. At the Closing, Seller agrees to execute with Purchaser such notice as may be required by applicable law to be given tenants under the related Leases regarding transfer of such security deposits.

     (j Any errors or omissions in computing adjustments and apportionments at the Closing shall be corrected promptly thereafter.

     (k If there are any service contracts which, pursuant to their terms, may be terminated at will or upon notice by Seller, upon request of Purchaser given to Seller at least thirty (30) days prior to the Closing, requested that Seller terminate any or all of same effective as of the Closing or thereafter, Seller shall cause the appropriate party to do so.

     (l Seller and Purchaser shall each maintain and make available to the other such books and records as are necessary to ascertain, bill and collect Rents as aforesaid. Seller agrees to direct Metro to allow Purchaser to review all books and records relating to the Property which Metro keeps (or if Metro delivers such books to Odin at Closing, Seller agrees to direct Odin to do the same) for up to thirty (30) days after the Date of Closing; provided, however, such review shall be solely for the purpose of allowing Purchaser to comply with the requirements of the Securities and Exchange Commission governing the operation of Purchaser's business and for no other purpose. Seller agrees to direct Metro to deliver an audit letter in the form attached hereto as Exhibit D, duly authorized and executed by Metro, in its own capacity and not as agent of the Seller; provided, however, Purchaser shall have no recourse against Seller if Metro fails to execute such and audit letter for any reason whatsoever.

     (m Seller shall be entitled to receive all Mortgage Deposits (subject to (i) prorations, as provided in this Paragraph 7, and (ii) the provisions of paragraph 6(m) of Article II of this Agreement). Seller shall be responsible for all management fees under the management agreements with Odin and Metro, through the date of termination of such management agreements.

                  .  At Closing the parties shall pay the following:

     (a) Purchaser's Costs. Purchaser shall pay for (i) title insurance premiums and all fees and expenses incurred in connection with title, (ii) all fees and expenses incurred in connection with obtaining the UCC Searches and Survey,
(iii) Purchaser's attorney's fees, (iv) one-half of the escrow fees payable to Title Insurer, if applicable, (v) one-half of all realty transfer tax, recording and other similar taxes, (vi) the cost of recording the Deed, (vii) one-half of the costs and expenses payable to GECC in connection with obtaining its consent to the transactions contemplated hereby and in connection with the assignment and assumption and other documents required by GECC (except for the assumption fee of GECC, which Purchaser agrees to pay GECC in connection with the assumption of the Existing Indebtedness and which assumption fee shall be the sole responsibility of Purchaser), and (viii) any commission payable to Metro by Purchaser pursuant to a separate agreement between Purchaser and Metro; and

     (b) Seller's Costs. Seller shall pay for (i) one-half of all realty transfer tax, recording and other similar taxes, (ii) brokerage fee commission to Odin in connection with the sale of the Property, which fee and commission shall be paid by Seller pursuant to separate agreement, (iii) Seller's attorney's fees, (iv) one-half of the escrow fees payable to Title Insurer, if applicable, and (v) one-half of the costs and expenses payable to GECC in connection with obtaining its consent to the transactions contemplated hereby and in connection with the assignment and assumption and other documents required by GECC (except for the assumption fee of GECC, which Purchaser agrees to pay GECC in connection with the assumption of the Existing Indebtedness and which assumption fee shall be the sole responsibility of Purchaser). At or prior to the Closing, Seller shall pay or cause to be paid all Leasing Commissions payable in connection with the Leases as contemplated by Article II, Subparagraph 6(g) hereof.

     (c) Anything in this Agreement to the contrary notwithstanding, in the event that either party shall bring an action to enforce any of the remedies provided hereunder or otherwise available to such party, the prevailing party shall be entitled to reimbursement by the non-prevailing party for reasonable attorneys' fees, costs and expenses in connection with such action.

                                   ARTICLE IV
                                Escrow Provision

                  1. The Deposit shall be held by Escrow Agent, in trust, on the terms and conditions hereinafter set forth:



     (a The Escrow Agent will deliver the Deposit together with any and all interest accrued thereon to the Seller or the Purchaser, as the case may be, upon the following conditions:

     (i0 At the Closing, upon the consummation of the Closing contemplated herein, Escrow Agent will deliver the Deposit together with any and all interest accrued thereon, if any, to Seller.

     (ii0 At any time prior to the expiration of the Due Diligence Period, upon receipt by Escrow Agent of a copy of the written notice of Purchaser to Seller exercising Purchaser's right to terminate this Agreement prior to the expiration of the Due Diligence Period and a written notice from Purchaser to Escrow Agent stating that Purchaser is terminating this Agreement prior to the expiration of the Due Diligence Period in accordance with its rights provided hereunder and requesting the Deposit be returned to Purchaser, Escrow Agent will deliver the Deposit together with any and all interest accrued thereon, if any, to Purchaser.

     (iii0 Upon receipt of a written notice from Seller stating that the Seller is entitled under this Agreement to the Deposit together with any and all interest accrued thereon, and demanding payment of the same, the Escrow Agent will deliver such amount to Seller; provided, however, that the Escrow Agent will not honor such demand until not less than ten (10) days after the date on which the Escrow Agent shall have delivered (by personal delivery or by a nationally recognized overnight courier) a copy of such notice and demand to the Purchaser, nor thereafter, if during such ten (10) day period, the Escrow Agent shall have received written notice of objection from the Purchaser in accordance with the provisions of part (c) of this Article.

     (iv0 Upon receipt of a written notice from the Purchaser stating that the Purchaser is entitled under this Agreement to the return of the Deposit together with any and all interest accrued thereon and demanding payment of the same, the Escrow Agent will deliver such amount to the Purchaser; provided, however, that the Escrow Agent will not honor such demand until not less than ten (10) days after the date on which the Escrow Agent shall have delivered (by personal delivery or by a nationally recognized overnight courier) a copy of such notice and demand to Seller, nor thereafter, if during such ten (10) day period, the Escrow Agent shall have received written notice of objection from Seller in accordance with the provisions of part (c) of this Article.

     (b Any notice to the Escrow Agent shall be sufficient only if received by the Escrow Agent within the applicable time periods set forth herein. All mailings and notices from the Escrow Agent to Seller or Purchaser, or from Seller or Purchaser to the Escrow Agent shall be addressed to the party to receive such notice at the address set forth in Article V of this Agreement, but those provisions of Article V relating to the manner of giving notices and the effective dates thereof shall have no application to the provisions of this Article.

     (c Upon receipt of a written demand for the Deposit together with any and all interest accrued thereon made by Seller or the Purchaser pursuant to the provisions of sections (ii) or (iii) of part (a) of this Article, the Escrow Agent shall promptly deliver a copy thereof (by personal delivery or by a nationally recognized overnight courier) to the other party. The other party shall have the right to object to the delivery of such amount or accrued interest thereon by delivery to and receipt by the Escrow Agent of written notice of objection within ten (10) days after the receipt of such copy from the Escrow Agent, but not thereafter. Upon receipt of such notice of objection, the Escrow Agent shall promptly deliver a copy thereof (by personal delivery or by a nationally recognized overnight courier) to the party who made the written demand.

     (d If the Escrow Agent shall have received a notice of objection as provided for in part (c) of this Article within the time therein prescribed or any disagreement or dispute shall arise between or among any of the parties hereto and/or any other persons resulting in adverse claims and demands being made for the Deposit, whether or not litigation has been instituted, then, (1) the Escrow Agent shall continue to hold the Deposit subject to such adverse claims and the Escrow Agent shall not be or become liable in any way or to any person for its refusal to comply with such claims or demand, and in the event of any joint direction from Seller and Purchaser, the Escrow Agent shall then disburse the Deposit in accordance with said direction, (2) in the event the Escrow Agent shall receive a written notice advising that litigation over entitlement to the Deposit has been commenced, the Escrow Agent may deposit the Deposit with the clerk of the court in which said litigation is pending or (3) the Escrow Agent may (but shall not be required to) take such affirmative steps as it may, at its option, elect in order to substitute another impartial party to hold the Deposit subject to such adverse claims in a court of competent jurisdiction and the commencement of an action for interpleader, the cost thereof to be borne by whichever of Seller and Purchaser is the losing party, and thereupon the Escrow Agent shall be released of and from all liability thereunder. Seller and Purchaser jointly and severally agree to reimburse the Escrow Agent for any and all expenses incurred in the discharge of its duties under this Article, including, without limitation, attorneys' fees. Nothing herein, however, shall affect the liability of a defaulting party to another party for reimbursement of any amount paid to the Escrow Agent under this Paragraph (d).

     (e It is expressly understood that the Escrow Agent acts hereunder as an accommodation to Seller and Purchaser and as a depository only and is not responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any instrument deposited with it, or for the form of execution of such instruments or for the identity, authority or right of any person executing or depositing the same, or for the terms and conditions of any instrument pursuant to which the Escrow Agent or the parties may act.

     (f The Escrow Agent shall not have any duties or responsibilities except those set forth in this Article and shall not incur any liability in acting upon any signature, notice, request, waiver, consent, receipt or other paper or document believed by the Escrow Agent to be genuine, and the Escrow Agent may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so.

     (g In the event of the death of any person who may be a party in interest hereunder, the Escrow Agent shall deem and treat the legal representatives of such person's estate as the successor in interest of said deceased person for all purposes of this Article.

     (h The Escrow Agent may act or refrain from acting in respect of any matter referred to herein in full reliance upon and by and with the advice of counsel which may be selected by it and shall be fully protected in so acting or refraining from acting upon the advice of such counsel.

     (i The Escrow Agent shall not be responsible for any act or failure to act on its part except in the case of its own willful default or gross negligence. The Escrow Agent shall be automatically released from all responsibility and liability under this Agreement upon the Escrow Agent's delivery or deposit of the Deposit in accordance with the provisions of this Article.

     (j Seller and  Purchaser  agree that if either  shall,  pursuant to section
(iii) or section (iv) of part (a) of this Article, deliver to the Escrow Agent a written demand for the Deposit, the party making such demand shall, promptly after delivering such demand to the Escrow Agent, deliver a copy of such demand to the other party, together with a statement of the facts and circumstances underlying the demand; provided, however, that nothing in this part shall have any effect whatsoever upon the Escrow Agent's rights, duties and obligations under the preceding parts of this Article.

                                    ARTICLE V
                                 General Matters

                  . If any action or proceeding is commenced by either party to enforce their rights under this Agreement, or to collect damages as a result of the breach of any of the provisions of this Agreement, the prevailing party in such action or proceeding, including any bankruptcy, insolvency or appellate proceedings, shall be entitled to recover all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and court costs, in addition to any other relief awarded. The determination of who is the prevailing party shall be decided by the court or courts, including any appellate court, in which such matter is tried, heard or decided.

                  . Purchaser acknowledges and agrees that, except as otherwise set forth herein, the Property is being sold to Purchaser on an "As-Is, Where-Is" basis, "With All Faults" and that, except for express representations and warranties of Seller set forth in this Agreement or any other document executed and delivered by Seller to Purchaser pursuant to this Agreement, Seller has made no representations or warranties to Purchaser, express or implied, of the Property, the ability to develop or use the Property, the structural integrity of the quality or condition of the soil underlying the subject improvements, the environmental condition of the Property, the merchantability of the Property or the fitness of the Property for any particular purpose. Purchaser agrees that, except as expressly set forth herein, Seller shall not be liable for any latent or patent defects in the Property or bound in any manner whatsoever by any guarantees, promises, projections, operating expenses, set-ups or other information pertaining to the Property made, furnished or claimed to have been made or furnished by Seller or any other person or entity, or any partner, employee, agent, attorney or other person representing or purporting to represent Seller whether verbally or in writing. Purchaser acknowledges that neither Seller nor any of the employees, agents or attorneys of Seller have made and do not make any verbal or written representations or warranties whatsoever to Purchaser, whether express or implied, except as expressly set forth in this Agreement. Purchaser has made such examination of the operation, income and expenses of the Property and all other matters and documents affecting or relating to this transaction or the Property as Purchaser deemed necessary. In entering into this Agreement and acquiring the Property, Purchaser has not been induced by and has not relied upon (and Seller is not liable for or bound by) any representations, warranties, guarantees, promises, statements, real estate broker "set ups" or other information, whether express or implied, made or furnished by Seller or by any agent, employee or other representative of Seller or by any broker or any other person representing or purporting to represent Seller, which are not expressly set forth in this Agreement, whether or not any such representations, warranties, guarantees, promises or statements were made in writing or orally.

                   All notices and any other communications permitted or required under this Agreement must be in writing and will be effective (i) immediately upon delivery in person or by facsimile, provided delivery is made during regular business hours and the sender receives confirmation from the sending machine that the facsimile has been properly sent; or (ii) 24 hours after deposit with a commercial courier or delivery service for overnight delivery, provided delivery is made during regular business hours or receipt is acknowledged by a person reasonably believed by the delivering party to be employed by the recipient; or (iii) three days after deposit with the United States Postal Service, certified mail, return receipt requested, postage prepaid. All notices must be properly addressed and delivered to the parties at the addresses set forth below, or at such other addresses as either party may subsequently designate by written notice given in the manner provided herein:

                  If to any Seller:

                           Big Valley Associates Limited Partnership
                           c/o Odin Management Company, L.P.
                           500 West Putnam Avenue
                           Greenwich, CT  06830
                           Attention:  Robert J. Rosen
                           Tel:   203-629-3600
                           Fax:  203-629-3421

                  With a copy to:

                           Proskauer Rose LLP
                           1585 Broadway
                           New York, NY  10036
                           Attention:  Perry A. Cacace, Esq.
                           Tel:   212-969-3725
                           Fax:  212-969-2900

         If to Purchaser:

                           Regency Realty Corporation
                           200 Forsyth Street, Suite 121
                           Jacksonville, FL  30222
                           Attention:  Mr. Robert L. Miller
                           Tel:     904-356-7000
                           Fax:     904-354-1832

                  With a copy to:

                           Rogers, Towers, Bailey, Jones & Gay
                           1301 Riverplace Boulevard, Suite 1500
                           Jacksonville, FL  32207
                           Attention:  William E. Scheu, Esq.
                           Tel:     904-398-3911
                           Fax:     904-396-0663

                  However, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time to change their respective addresses and each shall have the right to specify as its address any other address within the United States by at least ten (10) days' written notice to the other party.

                  . No waiver or waivers by any party of any breach, default, liability or performance by the other party shall be deemed or construed a waiver of any other term, condition or liability or the breach or default thereof. Failure on the part of any party to complain of any action or inaction on the part of the other party or to declare the other party in default, no matter how long such failure may continue, shall not be deemed to be a waiver by such party of any of its rights hereunder.

                  . If any provision of this Agreement, or the application thereof to any particular party or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to any other particular party or circumstance, shall not be affected thereby and each remaining provision of this Agreement, or the application of such provision to any other particular party or circumstance, shall be valid and enforceable.

     . This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

                  . All pronouns used in this Agreement shall include the other genders, and the singular shall include the plural, and the plural shall include the singular, whenever and as often as may be appropriate.

     . (a) Seller and Purchaser represent to each other that the only brokers dealt with by either of them in connection with this transaction is Odin and Metro.

     (b Purchaser hereby agrees to indemnify and hold harmless Seller from all claims for brokerage, agency, finder's and similar fees claimed in connection with this transaction by any broker, agent, finder or other similar party with whom Purchaser dealt in connection with this transaction, except Odin. Purchaser further represents and warrants to Seller that Purchaser shall solely be responsible for paying any fees, commissions or other charges which may be payable to Metro by reason of or in connection with the transaction contemplated herein (other than fees payable by Seller pursuant to the management agreement between Seller and Metro).

     (c Seller hereby agrees to indemnify and hold harmless Purchaser from all claims for brokerage, agency, finder's and similar fees claimed in connection with this transaction by any broker, agent, finder or other similar party with whom Seller dealt in connection with this transaction, except Metro. Seller further represents and warrants to Purchaser that Seller shall solely be responsible for paying any fees, commissions or other charges which may be payable to Odin by reason of or in connection with the transaction contemplated herein.

                  . The captions under the Article numbers and beside the Paragraph numbers of this Agreement are for convenience and reference only and in no way define, limit or describe the scope or intent of this Agreement and in no way affect or constitute a part of this Agreement.

                  . All Schedules and Exhibits attached hereto are hereby incorporated herein by this reference and made a part hereof for all purposes.

                  . This Agreement and all of its terms and provisions shall be binding upon and inure to the benefit of Seller and its successors and assigns, and Purchaser and its successors and assigns.

                  . Except as otherwise expressly provided in any documents delivered by Seller to Purchaser or its Permitted Designee, as the case may be, on the Date of Closing, the delivery of the Deed by Seller and the acceptance thereof by Purchaser or its Permitted Designee, as the case may be, shall be deemed a full performance and discharge of every agreement, obligation and provision required to be performed by Seller under this Agreement, except that Seller's representations and warranties made in Paragraphs 6(e), 6(f), 6(g) and 8 of Article II of this Agreement shall survive for a period of six (6) months following the Closing Date.

                  . The parties hereto each agree to execute and deliver such other documents or agreements as may be necessary or desirable for the consummation of the transactions contemplated by this Agreement. In addition, from time to time after the Closing Date, at the Purchaser's request, Seller will execute and deliver or cause to be executed and delivered such other instruments of transfer, sale, conveyance, assignment and confirmation and take such action as Purchaser may reasonably deem necessary or desirable in order to effectively transfer, sell, convey and assign to Purchaser or its Permitted Designee, as the case may be, and to otherwise effectuate the transactions contemplated by this Agreement. In addition, at reasonable times and upon reasonable prior written notice to Seller, Purchaser shall be entitled to review and copy, at Purchaser's sole cost and expense, income and expense and other similar financial information relating to the operation or leasing of the Property which is in the possession or control of Seller (excluding any information which relates to Seller as opposed to the Property or which is of a confidential nature); provided, however: (i) Seller's sole obligation relating to such information shall be to make such information available to Purchaser as provided above, (ii) Seller shall not be required to make any representation or warranty with respect to any such information nor verify the accuracy thereof, and (iii) Purchaser's obligations hereunder shall in no way be conditioned upon Purchaser's approval of such financial information or Purchaser's being satisfied with any matters disclosed by Purchaser's review of such financial information.

                  . This  Agreement may not be modified or amended  orally or in any other manner than by an agreement in writing, signed by Seller and Purchaser. This Agreement, and the documents and agreements to be delivered pursuant hereto, contain the entire agreement and understanding between Purchaser and Seller concerning the subject matter of this Agreement and supersede all prior agreements, terms, understandings, conditions, representations and warranties, whether written or oral, made by Purchaser or Seller concerning the Property or the other matters which are the subject of this Agreement. This Agreement has been drafted through a joint effort of the parties and their counsel and, therefore, shall not be construed in favor of or against either of the parties.

                  . Seller and Purchaser acknowledge and agree that, by execution of this Agreement, Seller and Purchaser have materially altered their respective legal positions; that Seller and Purchaser will incur material expense during the period prior to the Closing Date; and that the covenants and agreements of Seller and Purchaser in this Agreement are supported by sufficient consideration at all times during the term of this Agreement.

                  . IF  PURCHASER  DEFAULTS IN ITS  OBLIGATION  TO PURCHASE  THE
PROPERTY  IN  ACCORDANCE  WITH THE  TERMS  OF THIS  AGREEMENT,  SELLER  SHALL BE
ENTITLED TO TERMINATE THIS AGREEMENT AND RETAIN THE DEPOSIT AS SELLER'S LIQUIDATED DAMAGES AS ITS SOLE AND EXCLUSIVE REMEDY FOR SUCH DEFAULT AND FOR THE LOSS SUFFERED BY SELLER. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY SELLER AS A RESULT OF PURCHASER'S BREACH OF ITS OBLIGATIONS TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS PARAGRAPH REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES AND LOSS WHICH SELLER WILL INCUR AS A RESULT OF SUCH BREACH. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER IN ORDER TO COMPENSATE SELLER FOR THE LOSS RESULTING FROM PURCHASER'S DEFAULT.

                  . (a) Anything contained in this Agreement to the contrary notwithstanding, no recourse shall be had for the payment of any sum due under this Agreement, or for any claim based hereon or otherwise in respect hereof against Seller or any partner of Seller, or any legal representative, heir, estate, successor or assignee or any thereof. It is understood that all of the obligations of Seller under or with respect to this Agreement may not be enforced against any person or entity; provided, that the foregoing provisions of this Paragraph shall not prevent Purchaser from (i) seeking recourse against the Post-Closing Fund subsequent to the Date of Closing as contemplated by Paragraph 25 of this Article V or (ii) commencing a proceeding for specific performance without any abatement of the Purchase Price or allowance of any kind and in which proceeding no monetary claim is made, or monetary judgment or other relief obtained, against Seller; and provided, further, that the foregoing provisions of this paragraph shall not limit the right of any person to name Seller as a party defendant in any action or suit seeking specific performance so long as not judgment seeking personal liability be asked for or (if obtained) enforced against Seller or any partner of Seller, or any legal representative, heir, estate, successor or assignee of any thereof.

     (b) If Seller shall fail or be unable to deliver the Deed and the other documents required to be delivered by Seller to Purchaser or its Permitted Designee, as the case may be, on the Date of Closing, or otherwise fail to perform any of Seller's obligations hereunder as of the Date of Closing (other than by reason of Seller's willful failure to deliver the same or to perform Seller's obligations hereunder), Purchaser shall be entitled, as Purchaser's sole remedy, to (i) commence a proceeding against Seller for specific performance without any abatement of the Purchase Price or allowance of any kind in which proceeding no monetary claim is made, or monetary judgment of other relief obtained against Seller or any partner of Seller, or any legal representative, heir estate, successor or assignee of any thereof, or (ii) terminate this Agreement; in which event the Deposit (together with any interest earned thereon) shall be paid to and retained by Purchaser and Seller and Purchaser shall be relieved of all obligations and liability under this Agreement (except for any obligations expressly stated to survive a termination of this Agreement).

                  . Any reference herein to a mortgage shall include a deed of trust, and any reference herein to a deed of trust shall include a mortgage and any reference herein to a mortgagee shall include the beneficiary under a deed of trust and any reference to a beneficiary under a deed of trust shall include a mortgagee.

                  . This Agreement may be executed in two or more counterparts and shall be deemed to have become effective when and only when one or more of such counterparts shall have been signed by or on behalf of each of the parties hereto (although it shall not be necessary that any single counterpart be signed by or on behalf of each of the parties hereto, and all such counterparts shall be deemed to constitute but one and the same instrument), and shall have been delivered by each of the parties to each other.

                  . This Agreement is entered into for the sole benefit of Purchaser and Seller and their respective permitted successors and assigns. No party other than Purchaser and Seller and such permitted successors and assigns shall have any right of action under or rights or remedies by reason of this Agreement.

                  . Purchaser and Seller each acknowledge that: (a) they have been represented by independent counsel in connection with this Agreement; (b) they have executed this Agreement with the advice of such counsel; and (c) this Agreement is the result of negotiations between the parties hereto and the advice and assistance of their respective counsel.

                  . Neither Purchaser nor Seller may assign any rights or obligations under this Agreement without the prior written consent of the other party hereto except that (i) Purchaser shall be entitled to assign its rights and obligations hereunder to any affiliate of Purchaser provided such assignee shall deliver a written agreement to Seller pursuant to which such assignee shall assume and agree to be bound by the terms and conditions of this Agreement, and (ii) Purchaser may, upon the giving of written notice to Seller not less than three business days prior to the Date of Closing, designate a third party to accept title to the Property; provided, however, in the event of any such designation or assignment, Purchaser shall not be relieved of any obligations or liability hereunder, including, without limitation, any obligations of Purchaser which survive the closing of the transactions contemplated hereby.

                  . Subject to Paragraph 22 above, this Agreement shall be binding upon and inure to the benefits of the heirs, successors and permitted assigns of the parties hereto.

                  . Seller's and Purchaser's obligations under this Agreement are in all respects subject to and conditioned upon Seller's obtaining the Limited Partner Consent. Seller shall give written notice to Purchaser when such condition has been satisfied. Seller shall exercise reasonable good faith efforts to obtain such Limited Partner Consent. If Seller shall not have given notice that the foregoing conditions have been satisfied on or before June 10, 1998 (the "Satisfaction Date"), Seller shall provide evidence that Seller has not obtained the required Limited Partner Consent and Seller and Purchaser shall each have the option to terminate this Agreement upon the giving of written notice to the other within ten (10) days following the Satisfaction Date. In the event Seller or Purchaser shall exercise such option to terminate this Agreement, (i) this Agreement shall terminate and be of no further force and effect, and neither party hereto shall have any further rights or obligations hereunder, except with respect to any obligations of Seller or Purchaser hereunder expressly stated to survive a termination of this Agreement and (ii) the Deposit together with any and all interest accrued thereon, if any, shall be returned to Purchaser by Escrow Agent.

                  . At Closing, Seller shall cause funds in an amount equal to $250,000 (the "Post-Closing Fund") of the Purchase Price to be held in escrow pursuant to an Escrow Agreement in the form of Exhibit E attached hereto (the "Post-Closing Escrow Agreement"). It is understood and agreed between Purchaser and Seller that in the event Purchaser or its Permitted Designee, as applicable, shall assert any claims against Seller in respect of any surviving representations, warranties or other surviving obligations of Seller as expressly provided herein (including, without limitation, with respect to Paragraph 12 of this Article V and with respect to the Assignment and Assumption of Leases and the General Assignment and Assumption of Existing Documents), Purchaser's and its Permitted Designee's sole remedy in respect of any and all such claims shall be to seek recourse and reimbursement therefor from the Post-Closing Fund in accordance with the terms and conditions of the Post-Closing Escrow Agreement. All such claims, together with all claims made by Purchaser for reimbursement from the Post-Closing Fund in accordance with Paragraphs 7(a) and 7(c) of Article III of this Agreement, shall be limited in the aggregate by the amount of the Post-Closing Fund and no recourse shall be had for any amount in excess of the Post-Closing Fund.


                  [The remainder of this page is intentionally left blank.]

                  EXECUTED under seal by the parties hereto on the respective dates shown below.

                                  SELLER:

                                  BIG VALLEY ASSOCIATES LIMITED PARTNERSHIP
                                  By:      Fivzar Associates, general partner
                               By:      Fivzar I Limited Partnership, a partner

                                   By:      Fivzar Corp., general partner

                                   By:___________________________
                                   Name:
                                   Title:


                                            PURCHASER:

                           RRC ACQUISITIONS TWO, INC.


                        By:_____________________________
                                      Name:
                                     Title:



ESCROW AGENT:
PROSKAUER ROSE LLP


By:________________________
      a partner

0144/14611-001  NYLIB1/811114                  05/06/98  04:26 PM  (10540)
                                    EXHIBIT A

                                 [Form of Deed]


                               -- see attached --

                                    EXHIBIT B

                  [Form of Assignment and Assumption of Leases]



                               -- see attached --

                                    EXHIBIT C

                   [Form of Assignment and Assumption of Existing Documents]



                               -- see attached --

                                    EXHIBIT D

                             [Form of Audit Letter]



                               -- see attached --

                                    EXHIBIT E

                     [Form of Post-Closing Escrow Agreement]



                               -- see attached --


[The attached form may be revised to incorporate Escrow Agent's reasonable comments, which comments shall be incorporated if mutually agreed upon by both Seller and Purchaser]

                                   SCHEDULE A

                               [Legal Description]



                               -- see attached --

                                   SCHEDULE B

                                   [Contracts]




                               -- see attached --

                                   SCHEDULE C

                                    [Leases]



                               -- see attached --

                                   SCHEDULE D

                             [Permitted Exceptions]

1. All exceptions to title set forth on Schedule B to that certain loan policy of title insurance dated November 21, 1996, issued by First American Title Insurance Company as policy number 210343.

2. That certain Mortgage, Security Agreement and Fixture Filing, executed as of November 20, 1996, by Big Valley Associates Limited Partnership for the benefit of General Electric Capital Corporation, together with any documents relating to the loan secured thereby, including, without limitation, the Assignment of Rents and Leases, executed as of November 20, 1996, by Big Valley Associates Limited Partnership to General Electric Capital Corporation and UCC financing statements.

                                   SCHEDULE E

                         [Exception to Representations]



                                   -- None --

                                   SCHEDULE F

                                 [Major Tenants]



1.       K Mart
2.       Eckerd Drugs
3.       Acme Markets
4.       Valley Liquors
5.       Wilmington Savings Fund
6.       The Roadhouse
7.       Wilmington Trust Company
8.       Prudential Preferred Properties
9.       Weichert Realtors

                                   SCHEDULE G

                             [Insurance Certificate]


                                -- see attached--

                                   SCHEDULE H

                             [Surviving Agreements]


                                   -- None --
                                       vi
0144/14611-001  NYLIB1/811114                       05/06/98  04:26 PM  (10540)
                                TABLE OF CONTENTS

ARTICLE IDefinitions..........................................................2
         1.       "Actual Knowledge of Seller"................................2
         2.       "Adjustment Date"...........................................2
         3.       "Annual Rents"..............................................2
         4.       "Books and Records".........................................3
         5.       "Closing"...................................................3
         6.       "Contracts".................................................3
         7.       "Closing  Date" or "Date of Closing"........................3
         8.       "Deposit"...................................................3
         9.       "Due Diligence Period"......................................4
         10.      "Effective Date of this Agreement"..........................4
         11.      "Environmental Reports".....................................4
         12.      "Escrow Agent"..............................................4
         14.      "Excluded Leasing Commissions"..............................4
         15.      "Existing Documents"........................................4
         16.      "Existing Indebtedness".....................................4
         17.      "Existing Obligations"......................................5
         18.      "Final Adjustment Date".....................................5
         19.      "GECC"......................................................5
         20.      "Improvements"..............................................5
         21.      "Land"......................................................5
         22.      "Lease Rights"..............................................5
         23.      "Leases"....................................................5
         24.      "Leasing Commissions".......................................6
         25.      "Limited Partner Consent"...................................6
         26.      "Major Tenants".............................................6
         27.      "Monthly Rents".............................................6
         28.      "Mortgage Deposits".........................................6
         29.      "Past Due Rents"............................................6
         30.      "Permitted Designee"........................................6
         31.      "Permitted Exceptions"......................................7
         32.      "Person"....................................................7
         33.      "Personalty"................................................7
         34.      "Property"..................................................7
         35.      "Real Property Taxes".......................................7
         36.      "Related Rights"............................................7
         37.      "Rents".....................................................9
         38.      "Survey"....................................................9
         39.      "Title Commitment"..........................................9
         40.      "Title Exceptions"..........................................9
         41.      "Title Insurer"............................................10
         42.      "Title Policy".............................................10
         43.      "UCC Searches".............................................10
         44.      "Update"...................................................10

ARTICLE II Agreement to Sell and Purchase;Terms of Sale and Purchase.........11
         1.       Agreement to Sell and Purchase/Due Diligence Period........11
         2.       Deposit and Purchase Price.................................12
         2.1      Deposit. ..................................................12
         2.2      Purchase Price.............................................13
         3.       Title Commitment; UCC Searches.............................13
         4.       Survey.....................................................16
         5.       Copies of Leases...........................................17
         6.       Seller's Representations and Warranties....................17
         7.       Purchaser's Representations and Warranties.................22
         8.       Seller's Operating Covenants...............................23
         9.       Damage or Destruction Prior to Closing.....................24
         10.      Condemnation Prior to Closing..............................26

ARTICLE IIIClosing Conditions and Other Closing Matters......................27
         1.       Date of Closing............................................27
         2.       Purchaser's Conditions to Closing..........................27
         3.       Seller's Conditions to Closing.............................29
         4.       Closing Deliveries by Seller...............................30
         5.       Closing Deliveries by Purchaser............................33
         6.       Delivery of Deposit by Escrow Agent........................34
         7.       Prorations and Adjustments.................................35
         8.       Responsibility for Costs...................................40

ARTICLE IVEscrow Provision...................................................42

ARTICLE VGeneral Matters.....................................................46
         1.       Attorney's Fees............................................46
         2.        "AS-IS" Sale..............................................47
         3.       Notices....................................................48
         4.       Non-Waiver.................................................49
         5.       Partial Invalidity.........................................50
         6.       Applicable Law.............................................50
         7.       Gender and Number..........................................50
         8.       Broker Indemnity...........................................50
         9.       Captions...................................................51
         10.      Incorporation of Schedules and Exhibits....................51
         11.      Binding Effect.............................................51
         12.      Survival...................................................51
         13.      Further Assurances.........................................52
         14.      Amendment of Agreement; Complete Agreement.................52
         15.      Consideration Prior to Closing Date........................53
         16.      Purchaser's Default; Liquidated Damages and Deposit........53
         17.      Agreement Non-Recourse to Seller, Seller's Default.........54
         18.      References to Mortgages and Deeds of Trust.................55
         19.      Counterparts...............................................55
         20.      Third Parties..............................................56
         21.      Independent Counsel........................................56
         22.      Assignment.................................................56
         23.      Successors and Assigns.....................................56
         24.      Limited Partner Consent....................................57
         25.      Post-Closing Fund..........................................57

         LIST OF EXHIBITS AND SCHEDULES

Exhibit A         Form of Deed
Exhibit B         Form of Assignment and Assumption of Leases
Exhibit C         Form of Assignment and Assumption of Existing Documents
Exhibit D         Form of Audit Letter
Exhibit E         Form of Post-Closing Escrow Agreement

Schedule A        Legal Description
Schedule B        Contracts
Schedule C        Leases
Schedule D        Permitted Exceptions
Schedule E        Exceptions to Representations
Schedule F        Major Tenants
Schedule G        Insurance Certificate
Schedule H        Surviving Agreements